SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Edgewater Bancorp, Inc.

Exact Name of Registrant as Specified in Its Charter)

Maryland	46-3687434
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

321 Main Street St. Joseph, Michigan	49085
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A	N/A
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333- 191125

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Edgewater Bancorp, Inc.,” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191125) (the “Registration Statement”), initially filed with the SEC on September 12, 2013 and amended on October 23, 2013, November 6, 2013 and November 8, 2013, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Edgewater Bancorp, Inc.” and “Description of Capital Stock of Edgewater Bancorp, Inc.” in the Registration Statement.

Item 2.  Exhibits.

1.                                      Registration Statement on Form S-1 (File No. 333-191125) dated September 13, 2013, as amended on October 23, 2013, November 6, 2013 and November 8, 2013, is hereby incorporated by reference (the “Registration Statement”).

2.                                      Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.                                      Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.                                      Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EDGEWATER BANCORP, INC.

Date: January 16, 2014	By:	/s/ Richard E. Dyer
Richard E. Dyer
President and Chief Executive Officer